                                                                  EXHIBIT 10(25)

                   PROMOTION AND ANCILLARY RIGHTS AGREEMENT

     AGREEMENT made as of March 15, 1995, and executed May 24, 1995, by and among DON KING PRODUCTIONS, INC. a New York corporation with offices at 871 West Oakland Park Boulevard, Oakland Park, Florida, 33311, ("Promoter"), MGM GRAND HOTEL, INC., a Nevada corporation with offices at 3799 Las Vegas Boulevard South, Las Vegas, Nevada, 89109, ("Subsidiary") and MGM Grand, Inc., a Delaware Corporation with offices at 3799 Las Vegas Boulevard South, Las Vegas, Nevada, 89109 ("Parent").

                                   SECTION 1

                          THE EVENTS AND DEFINITIONS
                          --------------------------

     1.1 Promoter represents and warrants that it has entered into a binding written agreement for the services of Mike Tyson ("Tyson") for Promoter's boxing events that are the subject of this Agreement (the "Tyson Events"). Promoter grants to Subsidiary the exclusive right to stage the next six (6) Tyson bouts following the date of this Agreement, at least one of which, by the fifth (5th) bout, shall be a Title Fight, as defined in Section 1.2 hereof, at the MGM Grand Garden Special Events Center ("Grand Garden") or other site as selected by Subsidiary. The Tyson Events shall be held on dates mutually selected by Promoter and Subsidiary and shall include Tyson and quality opponents (each fight separately known as "Main Event") and quality undercard boxing matches selected by Promoter.

     1.2 Promoter will stage six (6) Tyson Events prior to September 25, 1997, at least one of which shall be a World Heavyweight Championship title fight (IBF, WBO, WBA, WBC) ("Title Fight").

     1.3 The undercard matches for Tyson Events shall consist of quality bouts selected by the Promoter, and shall be sufficient in number to present a program of approximately three (3) hours, inclusive of the Main Event. Names of the boxers and their records shall be provided by the Promoter to Subsidiary as soon as possible prior to each event.

     1.4 On all Tyson Event and Non-Tyson Event fight cards, Subsidiary shall have the option to select one of the Fighter Participants for one bout of its choice, which shall not be the first bout nor the walk-out bout, and Promoter and Subsidiary shall mutually agree on the opponent for the designated fighter participant and the amount of the purses for the bout, which shall be paid by Subsidiary.

     1.5 Each Tyson Event shall be open to the public ticket holders at approximately 3:00 p.m., with the first bout commencing at approximately 4:00 p.m. The Main Event shall commence no earlier than 6:00 p.m. and no later than 7:00 p.m. All times are local Las Vegas time.

     1.6 The Main Event Boxers and undercard boxers shall collectively be known as "Fighter Participants."

     1.7 Promoter shall assure that neither Main Event opponent shall participate in a boxing match or exhibition within sixty (60) days prior to the Event.

     1.8 Neither party shall make a public announcement or issue a press release relating to this Agreement or any Tyson Event covered by this Agreement, without the prior reasonable approval of the other party. It is the intention of Subsidiary and Promoter to coordinate the time for all public announcements concerning these Events.

     1.9 Over the term of the Agreement, Subsidiary will use its best efforts to
stage up to             separate events presenting fighters other than Tyson,
("Non-Tyson Events), selected by Promoter at the Grand Garden or other site as selected by Subsidiary. Tyson and Non-Tyson Events shall be referred to collectively as ("Events"). Promoter may offer Subsidiary pay-per-view Non-Tyson Events that Subsidiary in its sole discretion, has the option to accept or reject. If one of the eleven Non-Tyson Events is a pay-per-view Non-Tyson Event ("Pay-Per-View Non-Tyson Event") which Subsidiary accepts, Subsidiary shall pay
an additional          in advertising expense but shall not be entitled to
complimentary tickets notwithstanding anything to the contrary in Section 6 hereof.

     1.10 The above terms pertaining to event start times, dates, length of programs, press releases, public announcements and Fighter Participants for Tyson Events shall apply to Non-Tyson Events and the optional Pay-Per-View Non-Tyson Events.

                                   SECTION 2

                             COVENANTS OF PROMOTER
                             ---------------------

For the Events, Promoter agrees at its sole cost and expense to provide and be fully responsible for:

     2.1 The service and participation in the Events and related activities as stated in this Agreement of all Fighter Participants.

     2.2 All purse and expense payments due to Fighter Participants.

     2.3 Round trip transportation to and from Las Vegas, Nevada, for all Fighter Participants.

     2.4 Insurance for all Fighter Participants and other ring personnel as may be required by the Nevada State Athletic Commission, which shall name Subsidiary as additional insured.

     2.5 All official fees, costs and expenses, including travel, of officials, referees, timekeepers, judges, attending physicians and Nevada State Athletic Commission representatives.

     2.6 All fees and expenses of a ring announcer who is licensed in the State of Nevada, selected by Promoter and acceptable to Subsidiary.

     2.7 Boxing licenses or permits as may be required by federal, state and municipal authorities pursuant to Section 12 of this Agreement or otherwise.

     2.8 Any and all other fees required by the Nevada State Athletic Commission. Promoter shall indemnify and hold harmless Subsidiary from any injury to any fighter or official arising out of the conduct of any boxing match in the Events unless the injury is caused by the sole negligence of Subsidiary.

     2.9 Supplying Subsidiary with biographies, "tales of the tape", fight-by-fight records, general press releases pertaining to the Events and all Fighter Participants, and such other appropriate press kit materials for local and national distribution.

     2.10 Obtaining, maintaining and paying for all required boxing organization sanctions and approvals for the Events.

     2.11 Any costs or expenses arising from requirements of the Nevada State Athletic Commission, including Fighter ambulance service, or other expenses relating to the performance of this Agreement unless otherwise agreed to in writing by Subsidiary.

     2.12 An artist to sing the National Anthem. Selection of such artist will be mutually determined by Promoter and Subsidiary, with every effort being made by Promoter to showcase performers at Subsidiary.

     2.13 Promoter shall use its best efforts and shall take such steps necessary (including removal from property) to ensure that Fighter Participants and their entourage conduct themselves in conformity with public conventions, morals and standards of decency and do not do or commit any act or thing that will tend to degrade themselves or Subsidiary or subject any of them to public hatred, contempt, scorn, ridicule or disrepute, or to shock or offend the patrons or employees of Subsidiary, or to prejudice Subsidiary's standing in the community or subject Subsidiary to liability.

                                   SECTION 3

                            COVENANTS OF SUBSIDIARY
                            -----------------------

For the Events, Subsidiary shall provide to Promoter the following:

     3.1 Reasonable use of the Grand Garden Arena for the purpose of preparing for and conducting the Events. Use of the Grand Garden shall terminate no later than 2:00 a.m. the day following the date of the Events. Notwithstanding the above, it is agreed by Promoter that no Event arrangements will interfere with Subsidiary's set-up for other scheduled Subsidiary programs or events.


     3.2 A boxing ring approved by the Nevada State Athletic Commission and Promote with inside dimensions of not less than twenty (20) feet by twenty (20) feet as well as supplemental seats for members of the working press and broadcast media.

     3.3 The following complimentary rooms, suites and food and beverage allowances apply to Promoter under this Agreement and will be capped as set forth below with all excess costs being the responsibility of Promoter:

         (1) For Tyson Events,          each.

         (2) For Pay-Per-View Non-Tyson events,          each.

         (3) For Showtime Non-Tyson Events,         each.

     Each person who is to be the recipient of benefits under this paragraph shall be identified in writing by Promoter prior to each Event.

     All incidental charges including, but not limited to, local and long distance telephone calls, gratuities, alcoholic beverages, entertainment, and gift shop items shall be billed to the occupants of the rooms/suites (which includes Promoter) and are payable upon check-out for the rooms and suites occupied by or at the request of Promoter.

     All occupants of the rooms/suites upon registration shall provide a valid credit card or cash deposit for the purpose of payment of all incidental charges in excess of the allowances permitted by this Section 3 and not paid at check-out by the occupants of the rooms and suites. Subsidiary may refuse to admit persons who do not comply with these requirements.


                      Promoter will designate an individual with whom representatives of Subsidiary will meet following the Event to review and settle such charges.

     3.4 Round cards and round card girls selected by Subsidiary for each Event.

     3.5 Provide at Subsidiary or other site as mutually agreed upon between the parties for the time period 30 days prior to an Event, a mobile office to be utilized as office space for Promoter for the promotion of the Events
including, but not limited to,          telephones with adequate independent
local and WATS line capability,

                                              , it being understood that
Promoter shall be solely responsible for providing the personnel it deems necessary to operate the office and equipment. The cost of leasing the mobile office shall be paid by Subsidiary. The cost of leasing the equipment, and all costs and charges attributable to personnel, telephone calls, operations and for maintenance, repair, or replacement of any equipment shall be paid by Promoter. Subsidiary shall be responsible for changing the locks on the doors of such office space prior to Promoter's arrival and for assuring that only Subsidiary's Director of Security, Promoter, and its approved personnel receive keys to such office space.

     3.6 A press room for a minimum of one week prior to the date of the Event set up for handling the press during the Event.

     3.7 Dressing rooms for all Fighter Participants.

     3.8 Providing check cashing privileges to Promoter for checks written on Promoter's checking account.

                                   SECTION 4

                      RING MAT AND BANNERS FOR THE EVENT
                      ----------------------------------

    4.1 Promoter shall provide, at its cost and expense, a ring mat which shall be installed by Subsidiary, and which shall be returned to Promoter after the Event.

     4.2 Subsidiary shall have the right to place upon the ring bumper facing the primary camera its name, logo, merchandise information, or identification
mark. Subsidiary shall have        and        choice of ring posts.
Additionally, the MGM

Grand name shall appear on the towels and the turnbuckle covers supplied by Subsidiary, if such covers are not sold by Promoter. Promoter reserves the right to place or to sell other names, logos or identification marks on any remaining ring bumpers and ring posts, and the center of the mat ("Advertising Locations"). Promoter's right to place or sell the right to place other names, logos or identification marks at Advertising Locations shall be subject to the reasonable approval of the Subsidiary. The size of the logo or identification marks displayed by Promoter shall be reasonable. Subsidiary shall permit Promoter to place its name, symbol, and/or logo in the Grand Garden, training area, dressing rooms and weigh-in site, subject to the reasonable approval of Subsidiary.

     4.3 Subsidiary shall permit the television network ("Network") which is broadcasting the Event to display banners with the Network's logo in the Grand Garden. Additionally, one banner is allowed for one primary sponsor, such sponsor to have been previously approved by Subsidiary under Section 4.2.

     4.4 Subsidiary shall retain the right to display its name, symbol and/or logo in all areas of the hotel including, but not limited to, all areas of the Grand Garden and all training areas, and on press conference and weigh-in area backdrops.

     4.5 If Promoter does not obtain a sponsor for all of its Advertising Locations, then Subsidiary may use such available Advertising Locations for its name, symbol and/or logo.

                                   SECTION 5

                ADVANCE TO PROMOTER, NON-PERFORMANCE BY TYSON,
                ----------------------------------------------
              PURCHASE OF STOCK BY PROMOTER, AND TICKET PROCEEDS
              --------------------------------------------------

     5.1 (a) Subsidiary has made a $15,000,000 loan (the "Advance") to Promoter. The Advance was made in two payments, (1) one payment of $10,000,000 was advanced on March 25, 1995 and (2) another payment of $5,000,000 was advanced on March 30, 1995. The Advance shall be evidenced by a note (the "Advance Note") signed by Promoter substantially in the form attached hereto as Exhibit A) and, except as provided herein and in the Advance Note, shall be repaid on September 25, 1997 (the "Maturity Date"). The proceeds of the Advance shall be used to pay certain costs for the benefit of Tyson and to pay certain costs for the Tyson Events and no such proceeds shall be used to satisfy Promoter's obligation under the Stock Note (as defined herein). Concurrently herewith, Promoter shall deliver to Subsidiary a duly completed Federal Reserve Form G-3 consistent with the foregoing.

     (b) Parent hereby sells and Promoter hereby purchases 618,557 treasury shares of Parent common stock (the "MGM Shares") for $15,000,000 (the "Stock Purchase Amount"). Except as provided in the Stock Note, the Stock Purchase Amount shall be payable in three equal installments of $5,000,000 which shall be payable not later than five business Days after the conclusion of the first, second and third Tyson Events, respectively, provided, however, that if the "net gate" for any of such Tyson Events is less than $5,000,000, Promoter shall have five business days following the applicable Settlement Date (as defined in the Stock Note, as hereinafter defined) to pay the balance of such installment. Promoter shall execute a note, substantially in the form attached hereto as Exhibit B (the "Stock Note"), as evidence of its indebtedness for the Stock Purchase Amount. Concurrently herewith, Promoter shall deliver to Parent a duly completed Federal Reserve Form G-3 with respect to its incurrence of the Stock Note.

     (c) To secure the payment of the Advance Note and the Stock Note, Promoter, Parent and Subsidiary shall enter into the Advance Note Security Agreement and the Stock Note Security Agreement, substantially in the form attached hereto as Exhibits C and D, respectively.

     (d) Parent guarantees (the "Guarantee") to Promoter that the Market Value (as defined below) of the MGM Shares on the Maturity Date shall equal or exceed $30,000,000. The "Market Value" on any date, shall be equal to the average of the closing prices for the MGM Shares on the New York Stock Exchange, as reported in The Wall Street Journal, for a period of twenty consecutive trading
            -----------------------
day ending on the trading day preceding such date. Subject to Section 5.2, in the event the Market Value of the MGM Shares is less than $30,000,000 on the Maturity Date, Parent shall pay on the Maturity Date the difference between the Market Value of the MGM Shares on such Date and $30,000,000 to, at its option, either (a) Promoter by wire transfer to accounts designated by Promoter in same day fed funds, or (b) Subsidiary as payment of all or a portion of the unpaid balance of the Advance Note.

     (e) Promoter, Parent and Subsidiary shall enter into a Registration Rights Agreement substantially in the form attached hereto as Exhibit E.

     (f) With respect to the income taxation of (i) the purchase by Promoter of the MGM Shares for the Stock Note and (ii) the Guarantee each of Promoter, Parent and Subsidiary covenants that it will not (and none of its respective affiliates will) report the principal amount of the Stock Note or any payment on it as income, gain, loss, credit or deduction on its federal, state or local income tax returns for the taxable year in which the purchase by Promoter of the MGM Shares occurs with respect to such items. The parties understand and agree that the purpose of this Section 5.1 (f) is to impose consistent income tax treatment on the parties hereto with respect to such items.

     5.2

     (b)

     (c)

     (d)

         (e) On any termination of this Agreement pursuant to Section 5.2 or otherwise, neither Promoter nor Subsidiary shall have any further obligation to stage any Tyson Events or Non-Tyson Events.

         (f) The provisions of this Section 5.2 are in no way intended as a limitation of the parties respective rights and remedies in the event of a breach of this Agreement.

     5.3 Notwithstanding any other provision of this Agreement, in the event of a willful breach of this Agreement by Promoter, Parent or Subsidiary, the other parties shall have whatever remedies are available to them at law or in equity.

     5.4

     5.5 Promoter makes the following representations and warranties to Parent and acknowledges that Parent will be relying upon the accuracy and completeness of such representations and warranties in selling the MGM Shares to Promoter pursuant to this Agreement:

         (a) Investment Purposes. Except as contemplated by Section 21, Promoter is acquiring the MGM Shares solely for its own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the MGM Shares in violation of the Act or any other applicable state or federal securities laws, any applicable rules of any exchange on which the Common Stock may be listed and any applicable rules of the National Association of Securities Dealers, Inc. (collectively, the "Securities Laws").

         (b) Limitations on Transfer. Promoter agrees that it will not sell, assign, pledge, transfer, or otherwise dispose of the MGM Shares or any interest therein, or make any offer or attempt to do any of the foregoing, in violation of any of the provisions of this Agreement or the Securities Laws. The Company shall not be required to give effect to any purported transfer of any of the MGM Shares except upon compliance with the provisions of this Agreement.

         (c) Accredited Investors. Promoter, either alone or with its advisors (if any), has such knowledge, skill and experience in business, financial and investment matters so that it is capable of evaluating the merits and risks of an investment in the

MGM Shares. To the extent that Promoter has deemed it appropriate to do so, Promoter has retained at its own expense, and relied upon, appropriate professional advice regarding the investment, tax and legal merits and consequences of this Agreement and owning the MGM Shares. Promoter is an "accredited investor" as that term is defined under Rule 501 of Regulation D of the Act.

     (d) Unregistered Shares; Legend Condition. Promoter acknowledges that the MGM Shares have not been registered under the Act and that the certificates representing the MGM Shares will be subject to a legend or legends reflecting the unregistered status of the MGM Shares and the restrictions on transfer imposed by the Securities Laws and/or this Agreement.

     (e) Disclosure. This Agreement and the other agreements entered into pursuant to this Agreement do not contain any untrue statement of a material fact concerning Promoter or Tyson, or omit a material fact concerning Promoter or Tyson necessary to make the statements contained herein or therein not misleading. None of the statements, documents, certificates or other items prepared or supplied by Promoter with respect to the transactions contemplated hereby contains an untrue statement of a material fact or omits a material fact necessary to make the statements made therein not misleading.

     5.6 Parent makes the following representations and warranties to Promote and acknowledges that Promoter will be relying upon the accuracy and completeness of such representations and warranties in purchasing the MGM Shares from Parent pursuant to this Agreement:

     (a) MGM Shares. Upon the issuance of MGM Shares pursuant to Section 5, each of the MGM Shares so issued shall be (i) validly authorized, validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof and (ii) free and clear of any lien, claim, charge, restriction or encumbrance (except as provided by this Agreement or for liens pursuant to the Advance Note Security Agreement and the Stock Note Security Agreement). Except pursuant to this Agreement, the issuance or transfer of the MGM Shares to Promoter is not subject to preemptive right, right of first refusal or other similar right. The foregoing shall be true in all material respects on any date any MGM Shares are issued to Promoter pursuant to the terms of this Agreement or released from the liens pursuant to the Advance Note Security Agreement and the Stock Note Security Agreement.

     (b) Disclosure. This Agreement and the other agreements entered into pursuant to this Agreement do not contain any untrue statement of material fact, concerning Parent or Subsidiary or omit a material fact, concerning Parent or Subsidiary necessary to make the statements contained herein or therein not misleading. None of the statements, documents, certificates or other items prepared or supplied by Parent with respect to the transactions contemplated hereby contains an untrue statement of material fact or omits a material fact necessary to make the statements contained therein not misleading.

                                   SECTION 6

                                    TICKETS
                                    -------

     6.1

     6.2

     6.3 Tickets designated for Promoter shall not be resold or given to personnel at other hotel/casinos.

                                   SECTION 7

                                   WORKOUTS
                                   --------

     Promoter and Subsidiary will negotiate on site training facilities if they agree this will enhance the overall fight promotion. Mutual agreement will be necessary to consummate this section of the Agreement. Promoter shall not under any circumstances contract with, or schedule at, other Las Vegas Hotel Casino sites for Event training

                                   SECTION 8

                                   INSURANCE
                                   ---------

     8.1 Should either Promoter or Subsidiary wish to obtain non-appearance insurance, to protect against the death or disability of Mike Tyson, the other party shall furnish such information and cooperation as may be reasonably required to put in place such insurance, which shall be at the expense, and for the exclusive benefit of, the insuring party. Notwithstanding the foregoing, for each of the first three Tyson Events, should Promoter purchase non-appearance insurance, Subsidiary shall be named as loss payee to the extent of its Five Million Dollar ($5,000,000) interest in each Event.

     8.2 Promoter agrees to obtain and maintain, for the scheduled Events, at its sole expense, insurance issued by an insurance carrier authorized to do business in the State of Nevada, which insurance shall be maintained until thirty (30) days after completion of each Event and removal of all television crews and equipment from the premises of hotel and shall cover the Events, and all pre-fight and post-fight activities, including, without limitation, television equipment installation and removal, under this Agreement. Such insurance coverage shall at a minimum include:

     8.2.1 With respect to Promoter's employees and agents, Workers Compensation and occupational disease, if required by federal or state law.

     8.2.2 Employee liability (including occupation and disease coverage of Five Hundred Thousand Dollars ($500,000).

     8.2.3 Comprehensive General Liability, including personal injury, property damage, automobile liability for owned and non-owned vehicles, occurrence basis with a minimum Three Million Dollars ($3,000,000) combined single limit for bodily injury and property damage and not having a deductible or self-insured retention in excess of Ten Thousand Dollars ($10,000) for the Events and all pre and post-fight press conferences, publicity activities and parties.

     8.2.4 Accident insurance coverage on all Fighter Participants, if required by Nevada law or order.

     8.2.5 All general liability insurance policies carried in accordance with this section and any non-appearance insurance purchased by Promoter shall provide (i) that if the insurers seek to cancel such insurance for any reason whatsoever, or any substantial change is made in the coverage which affects the interests of the Subsidiary, or the same is to lapse for non-payment of premium or such insurance coverage is to be reduced, such cancellation, change, lapse or reduction shall not be effective as to the Subsidiary until after thirty (30) days following receipt by the Subsidiary of written notice from such insurers of such cancellation, change, lapse or reduction; (ii) that as to the interest of the Subsidiary in such policies, the insurance shall not be invalidated by any action or omission by Promoter or any other person or entity and shall insure the subsidiary regardless of any breach or violation of any warranties, declarations or conditions contained in such policy by Promoter or any other person or entity, (iii) that such insurance shall be primary without right of contribution from any other insurance carried by the Subsidiary, and (iv) that all the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each additional insured. In the event Promoter fails to obtain such general liability insurance or the coverage amount is insufficient to cover any claims otherwise covered by the policy, Promoter hereby agrees to reimburse Subsidiary for any and all amounts paid by Subsidiary on account of or on behalf of Promoter to obtain such insurance or cover such claims.

     8.2.6 With respect to 8.2.1, 8.2.2 and 8.2.3 above, a Certificate of Insurance with an endorsement designating MGM Grand Hotel, Inc., its parent, subsidiaries and affiliated companies and their respective officers and directors as named insureds thereof in the form and substance reasonably satisfactory to Subsidiary shall be delivered to Subsidiary within two (2) weeks after the signing of this Agreement.

     8.2.7 Failure to provide and maintain any insurance required by this
Section 8.2 shall be deemed a material breach of this Agreement.


                                   SECTION 9

                             TELEVISION PRODUCTION
                             ---------------------

     9.1 Subsidiary shall arrange for sufficient access to, and space in, and adjacent to the Grand Garden for Network or Promoter's television production equipment, personnel and talent, as well as sufficient access for Network or Promoter's television facilities, including Network or Promoter's mobile trucks, as may be necessary to carry out the purposes of this Agreement. Any equipment or personnel in such locations shall be solely at the risk of Promoter or Network and neither Subsidiary nor Parent shall have any liability or responsibility for the protection of Network or Promoter's equipment or personnel.

     9.2 Promoter shall cause the Events to be televised live in the United States commencing at about 4:00 p.m. Las Vegas time with the Main Event commencing no earlier than 6:00 p.m. and no later than 7:00 p.m. Las Vegas time. Promoter shall pay or cause to be paid all television production, set and strike, talent and transmission costs and shall hold Subsidiary harmless therefrom. Subsidiary shall provide for unimpeded access of working television crews and equipment. Subsidiary shall not be responsible for providing auxiliary power and/or lighting or any special scaffolding, additional equipment or installation or removal for television, nor for the hook-up of power distribution or for the cost of electricity consumed for auxiliary lighting, these items being responsibility of Promoter.

     9.3 Promoter shall provide the television contracts to the Nevada State Athletic Commission as required by Nevada law.

     9.4

     9.4.1

     9.5 Subsidiary shall have the reasonable right of approval of camera placement for the Events, so as to minimize the sight restrictions for ticket holders, and Subsidiary will not unreasonably withhold approval. The television production crew will do an on-site survey which shall be provided to Subsidiary prior to Event tickets going on sale to assist in determining sight restrictions.

     9.6 Promoter agrees to allow Subsidiary access to program and iso-camera feeds from the sports trucks to in-house Subsidiary television.

     9.7 Except as set forth in Section 16, Promoter shall cause the live broadcast of each of the Events to be blacked-out in the Las Vegas, Nevada metropolitan area and the Laughlin, Nevada, metropolitan area.

     9.8 Promoter shall cause the Events not to be broadcast on a delayed basis in the Las Vegas, Nevada, metropolitan area and the Laughlin, Nevada, metropolitan area with twenty-four (24) hours of the conclusion of the Events. Any delayed broadcast shall not be announced, advertised or acknowledged by Promoter or any broadcaster prior to the post-fight press conference.

     9.9 Promoter shall cause each broadcaster engaging in satellite transmission of any of the Events to cause all such satellite transmissions to be encrypted, regardless of the satellite used, to ensure that television receiver only satellite antennas will not be capable of receiving any such transmission without the use of a decoder.

     9.10 Promoter will use its best efforts to prevent the unauthorized or illegal public display of a live broadcast of the Events. Promoter shall promptly investigate and respond to any potential unauthorized or illegal public display of a live broadcast of the Events which are brought to Promoter's attention and promptly advise Subsidiary of such matters.


                                  SECTION 10

                               ANCILLARY RIGHTS
                               ----------------

     10.1 Subsidiary shall have the right (and may grant others the right subject in all cases of assignment to the prior written approval of Promoter, such approval not to be unreasonably withheld), to reproduce, print, publish or disseminate in any medium, the portrait, picture, likeness, and voice and biographical material concerning Promoter and the Fighter Participants, for the purpose of merchandising, advertising and/or promoting each Event and for institutional advertising purposes including, but not limited to, the right to permit members of the media to attend the training sessions of the Main Event Boxers and to interview, photograph and film any of the Fighter Participants. Subsidiary will not use the above individuals' names or likenesses in endorsements without Promoter's prior approval and such approval shall not be unreasonably withheld. Promoter warrants and represents that it has the legal right and authority to grant the right to use the likenesses of persons as set forth in this paragraph and agrees to provide, if requested, documentation of such rights and indemnify and hold harmless Subsidiary and Parent against any and all claims whatsoever arising from such licensed use.

     10.2 With respect to Promoter's television rights to these Events, Promoter, Network and its licensees shall have the right to reproduce, print, publish or disseminate in any medium, the name and logo of MGM Grand, as news or information and for advertising and promotional purposes solely in connection with these Events. Such approval and use of the name and logo shall be deemed a license or privilege only, which confers no property rights on Promoter, Network and licensees, which may be revoked by Subsidiary at any time. Neither such approval of name and use of logo nor anything herein shall be deemed to abridge the right of Subsidiary to grant or license the use of the words "MGM" or "MGM Grand" to any other person at any time. Subsidiary shall maintain approval rights on any use of the name and logo of MGM Grand granted in the above license. Promoter shall submit to Subsidiary any intended use, prior to such use, and Subsidiary shall have three (3) days to provide approval or require changes. After three (3) days, the proposed use shall be deemed approved.


                                  SECTION 11

         ADVERTISING PRESS CONFERENCES, LOCAL PUBLICITY AND APPEARANCE
         -------------------------------------------------------------
                                 RESTRICTIONS
                                 ------------

     11.1 Subsidiary shall incur                       Dollars ($       ) in
advertising costs for each Tyson Event. In addition, Subsidiary shall establish a

        Dollar ($         ) advertising pool, to be spent on the Non-Tyson
Events at Promoter's discretion, subject to consultation with Subsidiary. The advertising expenditures for each Non-Tyson Event shall not exceed
               Dollars ($       ). Subsidiary shall maintain disbursement over
all advertising costs. Such costs shall be verifiable media buys, include certifiable ratings and circulations, and disclose rates and commissions by the buyer. Such costs shall include media placements, media production costs, promotional materials, media credentials, billboards, press conferences, press expenses, posters, video, buttons and banners. The site of the Event shall be mentioned in all advertising. Any use of Subsidiary's logo shall be subject to approval of Subsidiary.

     11.2 Subsidiary and Promoter agree to jointly hold at least          press
conferences related to each Tyson Event.          of the press conferences are
to be held at mutually agreeable locations on mutually agreeable dates in at the MGM Grand Hotel and one other mutually determined site.

     11.3 Promoter agrees to cause each of the Main Event Boxers to fully cooperate and assist in the promotion, advertising and publicity of each Event. Promoter agrees that each Main Event Boxer will appear and participate in press conferences, media events and interviews via satellite or from the MGM Grand at reasonable times and places as reasonably requested by Subsidiary.

     11.4

     11.5 In addition to the advertising funds above, Subsidiary may, at its discretion and at its sole cost and expense, promote and publicize Events in the relevant market as determined by Subsidiary. Promoter shall assist Subsidiary in its advertising and promotional campaign for the Events and shall supply information, photographs (both color and black & white) and materials for use in their promotion of the bouts and shall cause the Main Event Boxers to reasonably cooperate in such promotion, advertising and publicity.


                                  SECTION 12

                            LICENSE AND COMPLIANCE
                            ----------------------
     12.1 Promoter shall obtain and pay for any necessary Promoter's license, boxing licenses or permits, business licenses and any other license, permit or fee that may be required by the Nevada State Athletic Commission or other governmental agencies having jurisdiction for the Events and agrees to comply, and to cause its agents and employees and the Fighter Participants and their agents and employees to comply, with the terms of all applicable federal, state and municipal laws including, but not limited to, the Nevada State Athletic Commission, and any regulations promulgated thereunder and shall indemnify and hold harmless Subsidiary and Parent from any penalties,fines, costs, expenses or damages resulting from the failure to do so by any such person. Promoter shall require each Fighter Participant to pay all sanctioning fees due with respect to such Fighter Participant's services related to the Events. Subsidiary shall have no responsibility to pay any sanctioning fees with regard to the Events.

     12.2 Each bout which is being sanctioned by a boxing organization, shall be conducted in accordance with the rules and regulations of the recognized boxing organization involved in the Events.



                                  SECTION 13

                       FIGHTER CONTRACT AND BOUT CONDUCT
                       ---------------------------------

     Promoter shall cause all Fighter Participants to execute such contracts as may be required to be filed with the Nevada State Athletic Commission. These Events shall be conducted in accordance with the rules and regulations of the Nevada State Athletic Commission and any regulatory body having jurisdiction.



                                  SECTION 14


                           ------------------------

                                  SECTION 15

                         MERCHANDISING AND CONCESSIONS
                         -----------------------------

     15.1 Promoter hereby licenses to Subsidiary the sole and exclusive right to produce and manufacture promotional merchandise including, but not limited to souvenirs, hats, t-shirts, banners and the like. Promoter shall be entitled to produce the programs for these Events. Gross net proceeds from the sale of Event
programs and merchandise shall be                                          .
Gross net proceeds are defined as the cash proceeds, less (i) the direct costs to Subsidiary for the manufacture of merchandise (or to Promoter for the manufacture of the program) and labor costs, and (ii) less any taxes associated with said sale.

     15.2 No complimentary programs or merchandise are permitted for any party to this Agreement.

     15.3 Promoter acknowledges Subsidiary's exclusive right, title and interest in and to Subsidiary's logos and trademark ("Trademark"), and Promoter will not, at any time, do or cause to be done any act or thing contesting or in any way impairing or tending to impair any part of such right, title and interest. Promoter shall not in any manner represent that it has any ownership in the Trademarks or any registration thereof, and Promoter acknowledges that use of the Trademarks shall not create in Promoter's favor any right, title or interest in or to the Trademarks, but all uses of the Trademarks by the Promoter shall enure to the benefit of Subsidiary. Promoter will at no time adopt or use any word or mark similar to, or likely to be confused with, the Trademarks.

     15.4 Subsidiary shall have the sole and exclusive right to operate or license a third party to operate concessions for the sale of food and beverages before, during and after the live Event and retain all proceeds therefrom.



                                  SECTION 16

                                OTHER REVENUES
                                --------------

    16.1

    16.2

    16.3

                                  SECTION 17

                         POSTPONEMENT OR CANCELLATION
                         ----------------------------

     17.1 In the event: (a) a physician licensed by the Nevada State Athletic Commission certifies that Tyson or his opponent is temporarily mentally or physically disabled to such an extent that he cannot participate in any Event as scheduled, (b) any Event is delayed or temporarily prevented from occurring on the scheduled date by reason of an Act of God, fire, flood, storm, war, public disaster, or any governmental or regulatory or boxing or athletic commission or association enactment, determination or action, regulation or order ("Force Majeure Event"), or (c) the Grand Garden is materially damaged by a Force Majeure Event, or Subsidiary's performance of this Agreement is prevented or materially frustrated by a Force Majeure Event or any other cause beyond Subsidiary's reasonable control, (d) if any Fighter Participant shall fail or refuse to participate in the Event for any reason (other than a breach of this Agreement or in the case of Tyson, death or insurable permanent mental or physical disability), or (e) the live telecast of the Event shall be prevented for any reason beyond the reasonable control of Promoter, then Promoter shall reschedule the Event to a date and time reasonably acceptable to Subsidiary within sixty (60) days and, this Agreement shall apply to the rescheduled Event. Any postponement under this Section shall extend the Maturity Date for a like period of time.

     17.2 If any Event shall not be conducted on the scheduled date (or rescheduled date under Section 17.1), by reason of the breach of this Agreement by Subsidiary or Promoter, then the injured party shall have available all of the remedies allowed by law or equity. Subsidiary and Promoter acknowledge that the rights granted under this Agreement are personal, valuable and unique, such that a breach of any of the material provisions of this Agreement will cause irreparable harm which cannot be adequately compensated merely by monetary damages. The injured party shall be entitled to equitable relief, including specific performance of this Agreement and preliminary and permanent injunction relief.




                                  SECTION 18

                                  CREDENTIALS
                                  -----------

     Subsidiary and Promoter will mutually control all seats and credentials issued to members of the news media and other persons in the "Ringside Press Section" and will work with Promoter in the proper placement and approval of said persons, with priority placement going to broadcasters for the scheduled Events. Promoter and Subsidiary agree to hire Magna Media to assist in the handling of credentials, (the cost of which will be considered an "advertising expense"). The parties hereto specifically agree that these seats shall not be provided to other parties in lieu of manifested tickets to the Events and further, that parties involved with any of the fighters or participants on the card who are not members of recognized media outlets shall not be permitted in said "Ringside Press Section." The total number of access credentials shall be determined and limited prior to each Event.

                                  SECTION 19

                          ADVERTISING IDENTIFICATION
                          --------------------------

     19.1 All advertising, promotions and press releases for this Event by the parties shall read substantially as follows: "DON KING PRODUCTIONS, INC. in association with MGM GRAND HOTEL."

     19.2 Promoter agrees to have included in all press releases, print ads, television and radio commercials, announcements, promos and stuffer inserts for the Events (and Pay-Per-View, cable, closed circuit and delayed broadcasts of the Events), the fact that the MGM Grand is the site of the Event.

     19.3 Promoter will use best efforts to have Main Event Boxers sign
              (   ) autographed Event posters for the scheduled Event for
Subsidiary priority clientele.



                                  SECTION 20

                                   INDEMNITY
                                   ---------

     Each party agrees to indemnify and hold the other harmless from any and all claims, demands, actions, liability, loss, judgments, costs, expenses, including attorneys fees ("Covered Claims") arising out of, or by reason of, any injury, damage or death to persons or property resulting from any act, omission or negligence of the indemnifying party, its officers, directors, agents or employees.

                                  SECTION 21

                                  ASSIGNMENT
                                  ----------

     This Agreement shall not be assignable by the Promoter without the prior written consent of Subsidiary, which shall not be unreasonably withheld. In the absence of a written agreement to the contrary, no assignment shall act as a release of Promoter from any terms, conditions or covenants hereunder. Notwithstanding the preceding sentence, Promoter shall have the right, without the consent of Subsidiary, to assign any of its rights under this Agreement or any other agreement entered into pursuant to this Agreement to
                                     and          , who then shall also each be
jointly and severally liable for all terms, conditions, covenants and obligations hereunder. The parties further understand and agree that Promoter
may act as                                                        and
        agent, with respect to the receipt of any rights or benefits on
                                                 or              behalf under
this Agreement or any other agreement entered into pursuant to this Agreement.



                                  SECTION 22

                                   CAPTIONS
                                   --------

     The captions appearing at the commencement of the sections hereof are descriptive only and for convenience in reference to this Agreement and in no way whatsoever define, limit or describe the scope or intent of this Agreement, nor in any way affect this Agreement.



                                  SECTION 23

                            GOVERNING LAW AND FORUM
                            -----------------------
     The laws of the State of Nevada applicable to contracts made and wholly performed therein shall govern the validity, construction, performance and effect of this Agreement. Any lawsuit to interpret or enforce the terms of this Agreement or decide any dispute arising out of or related to it shall be brought only in a court of competent jurisdiction in the State of Nevada. Notwithstanding anything to the contrary elsewhere in this Agreement, neither Parent nor Subsidiary shall be obligated to do anything that is prohibited by any governmental body whose approval would be necessary to Subsidiary or Parent, or to any other subsidiary or company in which Parent holds an interest, doing business within the jurisdiction of such body.



                                  SECTION 24

                                BINDING EFFECT
                                --------------
     This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Except as specifically provided in this Agreement, this Agreement is not intended to, and shall not, create any rights in any person or entity whatsoever except Subsidiary, Parent and Promoter.

                                  SECTION 25

                               ENTIRE AGREEMENT
                               ----------------

     This Agreement and the Agreements attached hereto as Exhibits contain the entire agreement between the parties and all prior understandings or agreements are merged into this Agreement and the Agreements attached hereto. This Agreement and the Agreements attached hereto may only be modified in writing signed by Promoter and a duly authorized officer of Subsidiary and Parent. No officer, director, employee or representative of Subsidiary has any authority to make any representations or promises not contained in this Agreement or the Agreements attached hereto and Promoter expressly agrees that it has not executed this Agreement or the Agreements attached hereto in reliance on any such representation or promise.



                                    SECTION 26

                            NO IMPROPER INDUCEMENTS
                            -----------------------

     Promoter represents and warrants that neither Promoter nor any of its officers, directors, employees or agents have given or agreed to give any sums, gifts, gratuities or thing of value to any officer, director, employee or agent of Subsidiary or Parent to secure or maintain the business relationship contemplated by this Agreement.

                                  SECTION 27

                                    NOTICES
                                    -------

     27.1 Any and all notices and demand by or from any party required or desired to be given hereunder shall be in writing and shall be validly given or made if served personally, sent by a nationally recognized overnight courier, or by telecopier with a confirmation copy sent by United States mail, certified or registered, postage prepaid, return receipt requested. Such notice or demand shall be conclusively deemed given upon receipt or attempted delivery, whichever is sooner.

     27.2  Any notice or demand to Subsidiary shall be addressed to:
                     Dennis Finfrock
                     Vice President/Special Events
                     MGM Grand, Inc.
                     3799 Las Vegas Boulevard South
                     Las Vegas, Nevada 89109

     WITH A COPY TO:
                     Thomas A. Peterman
                     Vice President and General Counsel
                     MGM Grand Hotel, Inc.
                     3799 Las Vegas Boulevard South
                     Las Vegas, Nevada 89109

     27.3  Any notice or demand to Parent shall be addressed to:

                     Eugene Shutler
                     Executive Vice President/General Counsel
                     MGM Grand, Inc.
                     3799 Las Vegas Boulevard South
                     Las Vegas, Nevada 89109

     27.4  Any notice or demand to Promoter shall be addressed to:

                     Don King, President
                     Don King Productions, Inc.
                     871 West Oakland Park Boulevard
                     Oakland Park, Florida 33311

     WITH A COPY TO:
                     Charles E. Lomax, Esq.
                     c/o Don King Productions, Inc.
                     871 West Oakland Park Boulevard
                     Oakland Park, Florida 33311

     WITH A COPY TO:
                     William C. Golden, Esq.
                     Sidney & Austin
                     One First National Plaza
                     Chicago, Illinois 60603

     27.5 Any party hereto may change his or its address for the purpose of receiving notices or demands as herein provided by a written notice given in the manner aforesaid to the other party hereto, which notice of change of address shall not become effective, however, until the actual receipt thereof by the other party.



                                  SECTION 28

                                ATTORNEY'S FEES
                                ---------------

     In any action or proceeding to enforce the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees and costs incurred, whether or not the action is reduced to judgment.



                                  SECTION 29

                                 CONSTRUCTION
                                 ------------

     The terms and conditions of this Agreement shall be construed as a whole according to its fair meaning and not strictly for or against either Subsidiary, Parent or Promoter. The parties acknowledge that each of them has reviewed this Agreement and has had the opportunity to have it reviewed by their attorneys and that any rule or construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement, or any amendment.




                                  SECTION 30

                              PARTIAL INVALIDITY
                              ------------------

     If any term, provision, covenant or condition of this Agreement or any application thereof, should be held by a court of competent jurisdiction to be invalid, void or unenforceable, all provisions, covenants and conditions of this Agreement, and all applications thereof, not held invalid, void or unenforceable, shall continue in full force and effect and shall in no way be affected, impaired or invalidated thereby.

                                  SECTION 31

                                   NO AGENCY
                                   ---------

     Nothing herein shall cause the parties to be deemed the agent, representative, partner or joint venturer of the other and neither party shall be authorized to bind the other in any manner nor shall either party represent itself to others to have such authority.

AGREED and ACCEPTED
DON KING PRODUCTIONS, INC              MGM GRAND HOTEL, INC.

By: /s/ Don King                       By: /s/ Larry J. Woolf
   -----------------------------          ------------------------------
        DON KING                               LARRY J. WOOLF
        Chairman/President                     Chairman/President/CEO

Date:      5/24/95                     Date:      5/24/95
     ---------------------------            ----------------------------

MGM GRAND, INC.

By: /s/ Alex Yemenijian                Date:      5/24/95
   -----------------------------            ----------------------------
        ALEX YEMENIDJIAN
        Executive VP & CFO


     I acknowledge reviewing the attached Promotion and Ancillary Rights Agreement dated as of March 15, 1995 by and among DON KING PRODUCTIONS, INC., MGM GRAND HOTEL, INC. and MGM GRAND, INC. (the "Agreement") and the Exhibit Agreements referred to therein. In order to induce MGM Grand Hotel, Inc. to enter into such Agreements, I agree to perform the services contemplated of me, as provided in such Agreements. Furthermore, I hereby represent to MGM Grand, Inc. and Don King Productions, Inc. that: (i) any MGM Shares I am acquiring through Don King Productions, Inc. as my agent as contemplated by Section 21 of the Agreement are being acquired for my own account and not with a view to reselling or distributing the MGM Shares, (ii) I have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of my investment in the MGM Shares, (iii) I am able to bear the complete loss of my investment in the MGM Shares, (iv) I have had the opportunity to ask questions of, and receive answers from MGM Grand, Inc. concerning the terms and conditions of the offering of the MGM Shares and to obtain additional information about MGM Grand, Inc., and to discuss all aspects of the transactions described in such Agreements and the risks thereof for me, with independent counsel of my choice;
(v) I am an "accredited investor" as defined in Rule 501 promulgated under the Securities Act of 1933, as amended and (vi) I acknowledge the MGM Shares that I am acquiring through Don King Productions, Inc., are subject to the Advance Note Security Agreement and the Stock Note Security Agreement.


By:  /s/ Mike Tyson
   ------------------------------------
         MIKE TYSON

Date:    5/24/95
     ----------------------------------


     I acknowledge reviewing the attached Promotion and Ancillary Rights Agreement dated as of March 15, 1995 between DON KING PRODUCTIONS, INC., MGM GRAND HOTEL, INC. and MGM GRAND, INC. (the "Agreement") and the Exhibit Agreements referred to therein. I have approved, as Mike Tyson's manager, his obligations as provided in such Agreements. Furthermore, I hereby represent to MGM Grand, Inc. and Don King Productions, Inc. that: (i) any MGM Shares I am acquiring through Don King Productions, Inc. as my agent as contemplated by
Section 21 of the Agreement are being acquired for my own account and not with a view to reselling or distributing the MGM Shares, (ii) I have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of my investment in the MGM Shares, (iii) I am able to bear the complete loss of my investment in the MGM Shares, (iv) I have had the opportunity to ask questions of, and receive answers from MGM Grand, Inc. concerning the terms and conditions of the offering of the MGM Shares and to obtain additional information about MGM Grand, Inc., and to discuss all aspects of the transactions described in such Agreements and the risks thereof for me, with independent counsel of my choice;
(v) I am an "accredited investor" as defined in Rule 501 promulgated under the Securities Act of 1933, as amended and (vi) I acknowledge the MGM Shares that I am acquiring through Don King Productions, Inc., are subject to the Advance Note Security Agreement and the Stock Note Security Agreement.


By: /s/ John Horne                     By: /s/ Rory Holloway
   ------------------------------         -----------------------------
        JOHN HORNE                             RORY HOLLOWAY

Date:   5/24/95                        Date:   5/24/95
     ----------------------------           ---------------------------

     I acknowledge reviewing the attached Promotion and Ancillary Rights Agreement dated as of March 15, 1995 between DON KING PRODUCTIONS, INC., MGM GRAND HOTEL, INC. and MGM GRAND, INC. (the "Agreement") and the Exhibit Agreements referred to therein. I hereby represent to MGM Grand, Inc. and Don King Productions, Inc. that: (i) any MGM Shares I am acquiring through Don King Productions, Inc. as my agent as contemplated by Section 21 of the Agreement are being acquired for my own account and not with a view to reselling or distributing the MGM Shares, (ii) I have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of my investment in the MGM Shares, (iii) I am able to bear the complete loss of my investment in the MGM Shares, (iv) I have had the opportunity to ask questions of, and receive answers from MGM Grand, Inc. concerning the terms and conditions of the offering of the MGM

Shares and to obtain additional information about MGM Grand, Inc., and to discuss all aspects of the transactions described in such Agreements and the risks thereof for me, with independent counsel of my choice; (v) I am an "accredited investor" as defined in Rule 501 promulgated under the Securities Act of 1933, as amended and (vi) I acknowledge the MGM Shares that I am acquiring through Don King Productions, Inc., are subject to the Advance Note Security Agreement and the Stock Note Security Agreement.


By: /s/ Don King                       By: /s/ Henrietta King
   --------------------------------       --------------------------------
        DON KING                               HENRIETTA KING

Date:   5/30/95                        Date:   5/30/95
     ------------------------------          -----------------------------

November 27, 1995

Alex Yemenidjian
President
MGM Grand, Inc.
3799 Las Vegas Boulevard South
Las Vegas, Nevada 89109

Dear Mr. Yemenidjian,

  This letter agreement will confirm the principal terms and conditions of the Agreement by and among Don King Productions, Inc. ("DKP"), MGM Grand Hotel, Inc. ("Subsidiary") and MGM Grand, Inc. ("Parent") with respect to a professional boxing match between Mike Tyson ("Tyson") and Buster Mathis (or another comparable non-champion opponent) hereinafter called the "Tyson Interim Bout") to occur in December of 1995 or January of 1996. The Tyson Interim Bout shall take place before his next scheduled Bout under the Agreement.

  It is hereby agreed by and among each of the parties as follows:

  1. The Tyson Interim Bout shall not be deemed a "Tyson Event" as defined in the Promotion and Ancillary Rights Agreement dated as of March 5, 1995 (the "MGM Agreement") by and among DKP and Subsidiary and Parent for any purposes, which means inter alia, there are five (5) remaining Tyson Events to be held at Grand Garden or other site as selected by Subsidiary.

  2. Sections 1.2 and 5.1(a) of the MGM Agreement, and the second paragraphs of each of the Advance Note and the Stock Note (as defined in the MGM Agreement) are each hereby amended by substituting the date "January 25, 1998" for the date "September 25, 1997" and Section 2.1 of the Registration Rights Agreement (as defined in the MGM Agreement) is hereby amended by substituting the date "August 15, 1997" for the date "April 15, 1997."

  3.   DKP hereby grants to Subsidiary a credit of             to be used by
       Subsidiary, at its election, either (i) to purchase tickets to Tyson Events as provided by Section 6.2 of the MGM Agreement, (ii) to reduce Subsidiary's obligation under Section 11.1 of the MGM Agreement to
       incur             of advertising costs for Tyson Events, or (iii) any
       combination of clauses (i) and (ii).

  4. The parties will cooperate with each other (each at their respective expense) to prepare and execute such documents as may be reasonably required or desirable to carry out the provisions of this letter agreement.

  As a result, and without limiting the generality of the foregoing:

  (i) Subsidiary shall not be obligated to provide to Promoter, the Grand Garden Arena, a boxing ring, complimentary rooms, suites and food and beverages, or any of the other obligations of Subsidiary as provided in the MGM Agreement.

  (ii)  DKP shall have the sole right and authority to stage the Tyson Interim
        Bout, provided that DKP agrees that the Tyson Interim Bout______       .

  (iii) All aspects of the Tyson Interim Bout (including without limitation, production, distribution and transmission responsibilities) shall be the sole responsibility of DKP, and with respect to all of the foregoing, neither Parent nor Subsidiary assumes any liability or duties nor shall they be liable to any third party.

  (iv) All costs and expenses incurred in connection with the Tyson Interim Bout (including without limitation, all purses, staging, production, distribution and transmission costs and expenses) shall be the sole responsibility of DKP, and with respect to all of the foregoing costs and expenses, neither Parent nor Subsidiary assumes any liabilities or duties and neither Parent nor Subsidiary shall be liable to any third person.

  (v) With regard to subparagraphs 4(iii) and (iv), DKP shall indemnify and hold harmless MGM with respect to any third party claim arising out of the Tyson Interim Bout.

  5. The terms of this agreement shall remain in full force and effect regardless of whether the Tyson Interim Bout is held, and DKP agrees and will include necessary language in the contract it enters into with any third party to stage the Tyson Interim Bout that the Tyson Interim Bout, including any postponements, must be held no later than January 15, 1996.

  In the event of any inconsistency between this letter agreement and any other agreement between the parties, this letter agreement shall be deemed to be controlling with respect to the subject matter hereof.

  Please sign where indicated below to confirm your agreement with the foregoing, and upon our counter-signature, this letter agreement shall become a binding agreement among the parties.

/s/                                       /s/
-------------------------------------     -------------------------------------
Don King Productions, Inc.                MGM Grand, Inc.

                                          /s/
                                          -------------------------------------
                                          MGM Grand Hotel, Inc.